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                                                                    EXHIBIT 21.1


                        CURRENT SUBSIDIARIES OF TRIZETTO

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               ENTITY NAME                                      JURISDICTION
- -------------------------------------------------             -----------------
Creative Business Solutions, Inc.                                    Texas

Erisco, Inc.                                                       New York

Finserv Health Care Systems, Inc.                                  New York

Healthcare Media Enterprises, Inc.                                 Delaware

      Healthcare Media Private Limited                               India

HealthWeb, Inc.                                                    Delaware

Margolis Health Enterprises, Inc.                                 California

Novalis Corporation                                                Delaware

      Digital Insurance Systems Corporation                          Ohio

      Health Networks of America, Inc.                             Maryland

      Novalis Development Corporation                              Delaware

      Novalis Development & Licensing Corporation                   Indiana

      Novalis Services Corporation                                 Delaware

Resource Information Management Systems, Inc.                      Illinois

      Option Services Group, Inc.                                  Illinois


      Winthrop Financial Group, Inc.                               Illinois

TriZetto Application Services, Inc.                                Colorado
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